Trinseo Announces Receipt of Notice of Non-Compliance with NYSE Continued Listing Requirements

Wayne, PA — December 15, 2025 — Trinseo™ PLC (NYSE: TSE), a specialty material solutions provider (“Trinseo” or the “Company”), today announced that on December 12, 2025, the Company received a notice (the “Notice”) from the New York Stock Exchange (the “NYSE”) informing the Company that it is not currently in compliance with Section 802.01B of the NYSE Listed Company Manual (the “minimum market capitalization standard”) because its 30 trade-day average market capitalization was less than the NYSE’s minimum market capitalization requirement of $50 million and Section 802.01C of the NYSE Listed Company Manual (the “minimum share price standard”) because the average closing price of its ordinary shares had fallen below $1.00 per share over a period of 30 consecutive trading days.

The Notice has no immediate effect on the listing of the Company’s ordinary shares on the NYSE, nor does it affect the Company’s business operations or its Securities and Exchange Commission reporting requirements. Trinseo will continue to meet its customers’ needs and supplier commitments.

Pursuant to NYSE rules, within 10 days of receipt of the Notice, the Company intends to notify the NYSE of its intention to regain compliance with the minimum share price standard within six months of receipt of the Notice, and of its intention, within 45 days from receipt of the Notice, to submit a plan advising the NYSE of the definitive actions it has taken or will take to regain compliance with the minimum market capitalization standard. If the NYSE approves the Company’s plan, the Company’s shares will continue to be listed and traded on the NYSE during an 18-month cure period, subject to compliance with other NYSE continued listing standards and quarterly monitoring by the NYSE.

About Trinseo

Trinseo (NYSE: TSE), a specialty material solutions provider, partners with companies to bring ideas to life in an imaginative, smart and sustainably focused manner by combining its premier expertise, forward-looking innovations and best-in-class materials to unlock value for companies and consumers.

From design to manufacturing, Trinseo taps into decades of experience in diverse material solutions to address customers’ unique challenges in a wide range of industries, including building and construction, consumer goods, medical and mobility.

Trinseo’s employees bring endless creativity to reimagining the possibilities with clients all over the world from the company’s locations in North America, Europe and Asia Pacific. Trinseo reported net sales of approximately $3.5 billion in 2024. Discover more by visiting www.trinseo.com and connecting with Trinseo on LinkedIn, Twitter, Facebook and WeChat.

Cautionary Note on Forward Looking Statements
This press release may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” ”estimate,” “see,” “outlook,” “will,” “may,” “might,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would,” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on our current expectations and assumptions regarding our business, the economy, our current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, the Company’s ability to develop a plan to regain compliance with the market capitalization continued listing criteria of the NYSE; the NYSE’s acceptance of such plan; the Company’s ability to execute such plan and to continue to comply with applicable listing standards within the available cure period; the Company’s ability to regain compliance with the minimum share price continued listing criteria of the NYSE and to continue to comply with other applicable listing standards during the available cure period; risks arising from the potential suspension of trading of the Company’s ordinary shares on the NYSE; conditions in the global economy and capital markets, including persistent decreased customer demand and the impact of tariffs on global trade relations; our ability to successfully generate cost savings through restructuring and cost reduction initiatives; our ability to successfully execute our business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; increased energy costs; the timing of, and our ability to complete, a sale of our interest in Americas Styrenics; compliance with laws and regulations impacting our business; any disruptions in production at our chemical manufacturing facilities, including those resulting from accidental spills or discharges; our current and future levels of indebtedness and our ability to service, repay or refinance our indebtedness; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations and achieve our forecasted cash flows; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —"Risk Factors" and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, our actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

CONTACTS

Investor/Financial and Shareholders:

Bee van Kessel

SVP, Corporate Finance and Investor Relations

Phone: + 1.835.235.0735

Email: investorrelations@trinseo.com

Media:

Thom Sueta

Director, Corporate Communications

Phone: +1.267.216.7923

Email: media@trinseo.com